UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 1, 2016 hhgregg, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number: 001-33600

Indiana	47-4850538
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)
4151 East 96th Street
Indianapolis, Indiana 46240
(Address of principal executive offices, including zip code)
(317) 848-8710
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition
On August 4, 2016, hhgregg, Inc. (the “Company” or “hhgregg”) issued a press release announcing its results for the three months ended June 30, 2016. The press release is attached hereto as Exhibit 99.1 and is incorporated by reference into this item.
The information in this Current Report is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. The information in this Current Report shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in any such filing.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On August 1, 2016, the Company announced that Robert J. Riesbeck was appointed President and Chief Executive Officer of hhgregg. Mr. Riesbeck will continue in his role of Chief Financial Officer until a replacement CFO is appointed.
Mr. Riesbeck, age 52, has over 30 years of financial and operations management experience. From September 2010 to September 2014, Mr. Riesbeck served as Operations Executive/Group CFO at Sun Capital Partners where he was responsible for financial and operations oversight of a diverse group of portfolio companies with combined revenues exceeding $5 billion. From February 2007 to September 2010, Mr. Riesbeck was CFO of Marsh Supermarkets.
Mr. Riesbeck is expected to enter into an amendment to his employment agreement, the terms of which are being negotiated and which will be filed with the Securities and Exchange Commission after it has been finalized and executed.

Item 5.07.	Submission of Matters to a Vote of Security Holders

On August 1, 2016 , hhgregg, Inc. (the “Registrant”) held its Annual Meeting of Stockholders. Set forth below are the matters submitted by the Board of Directors to a vote of stockholders at this meeting and the final results of the voting on each proposal.

1. Election of Directors. The following nominees were elected to serve on the Registrant's Board of Directors until the next annual meeting of stockholders or until their respective successors are elected and qualified, as follows:

Director Nominee	For	Withheld	Broker Non-Votes

Gregory M. Bettinelli	19,527,599	111,138	5,637,430
William P. Carmichael	19,529,995	108,742	5,637,430
Lawrence P. Castellani	19,511,584	127,153	5,637,430
Benjamin D. Geiger	19,517,913	120,824	5,637,430
Kenneth J. Kocher	19,532,330	106,407	5,637,430
Catherine A. Langham	19,510,681	128,056	5,637,430
John M. Roth	19,515,477	123,260	5,637,430
Peter M. Starrett	19,511,594	127,143	5,637,430
Kathleen C. Tierney	19,517,033	121,704	5,637,430

2. Ratification of Appointment of Independent Registered Public Accountants. The appointment of KPMG LLP as the Registrant's independent registered public accountants for the fiscal year ending March 31, 2017 was ratified, as follows:

For	Against	Abstain	Broker Non-Votes

25,200,911	66,559	8,697	—

Item 7.01.	Regulation FD Disclosure

On August 1, 2016, the Company announced via press release the appointment of Robert J. Riesbeck as President and Chief Executive Officer. The press release is attached hereto as Exhibit 99.2 and incorporated by reference into this item.

Item 9.01.	Financial Statements and Exhibits

Exhibit No.	Description
99.1	Press release of hhgregg, Inc. dated August 4, 2016.
99.2	Press release of hhgregg, Inc. dated August 1, 2016

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

hhgregg, Inc.

Date: August 4, 2016	By:	/s/ Robert J. Riesbeck
Robert J. Riesbeck
President and Chief Executive Officer and Chief Financial Officer

Exhibit Index

Exhibit No.	Description
99.1	Press release of hhgregg, Inc. dated August 4, 2016.
99.2	Press release of hhgregg, Inc. dated August 1, 2016